SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                       PURSUANT TO SECTION 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934



                                Date of Report:
                       (Date of earliest event reported)

                                January 19, 1995



                              UJB Financial Corp.
             (Exact name of registrant as specified in its charter)



        NEW JERSEY                    1-6451                 22-1903313
    (State or other juris-         (Commission             (IRS Employer
   diction of incorporation         File No.)           Identification No.)
      or organization)


                      301 Carnegie Center, P.O. Box 2066,
                        Princeton, New Jersey 08543-2066
                    (Address of principal executive offices)



       Registrant's telephone number, including area code (609) 987-3200



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Item 5.  Other Information.


Agreement and Plan of Merger

     On January 19, 1995, Registrant and Bancorp New Jersey, Inc. a Delaware business corporation and bank holding company registered under the federal Bank Holding Company Act of 1956 ("BNJ"), entered into an Agreement and Plan of Merger (the "Agreement") providing for the merger of BNJ with and into Registrant and providing further for each stockholder of BNJ to receive, at the election of each individual stockholder of BNJ, either cash in the amount of $43.10 for each outstanding share of the Common Stock of BNJ ("BNJ Stock") held by such stockholder, or shares of the Common Stock of the Registrant ("UJB Stock") in exchange for BNJ Stock held by such stockholder in an amount determined in accordance with the exchange ratio provided for in the Agreement, all upon the satisfaction of the terms and conditions set forth in the Agreement, including the receipt of approval from the Board of Governors of the Federal Reserve System (the "Merger"), subject to certain pro rata and random reallocation procedures among BNJ Stockholders altering their cash or stock election if upon expiration of the election period the number of shares of BNJ Stock subject to elections to receive UJB Stock exceeds or falls short of a number equal to 60% of the shares of BNJ Stock outstanding at the effective time of the Merger.

Item 7.  Financial Statements and Exhibits.


(c) Exhibits


Exhibit No.        Description


(10)Q. Agreement and Plan of Merger, dated January 19, 1995 between UJB Financial Corp. and Bancorp New Jersey, Inc.

(28)               Press Release dated January 19, 1995.

                                   SIGNATURE




     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:  February 2, 1995                    UJB FINANCIAL CORP.



                                           By: /s/ Richard F. Ober, Jr.
                                               Richard F. Ober, Jr.
                                               Executive Vice President

                                 EXHIBIT INDEX


Ex. No.            Description


(10)Q. Agreement and Plan of Merger, dated January 19, 1995, between UJB Financial Corp. and Bancorp New Jersey, Inc.

(28)               Press Release dated January 19, 1995.